EXHIBIT 1.1

                                                                             1

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004



                   COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV
               Corporate Tax Payer (CNPJ/MF): 02.808.708/0001-07
                             NIRE: 35.300.157.770
                             Publicly Held Company
                (Free Translation from Original in Portuguese)

                                    BY-LAWS

                                   CHAPTER I
                   NAME, HEADQUARTERS, PURPOSE AND DURATION


CLAUSE 1- COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV is a joint-stock company (sociedade por acoes), which shall be governed by these Bylaws and by applicable law.

CLAUSE 2 - The Company shall have its headquarters and jurisdiction in the City of Sao Paulo, State of Sao Paulo. Branches, offices, deposits or representation agencies may be opened, maintained and closed elsewhere in Brazil or abroad, by resolution of the Board of Directors, for achievement of the Company's purposes.

CLAUSE 3 - The object of the Company, either directly or by participation in other companies, is:

     a) the production and trading of beer, concentrates, soft drinks and other beverages;

     b) the production and trading of raw materials required for the industrialization of beverages and byproducts, such as malt, barley, ice, carbonic gas, as well as apparatus, machinery, equipment, and anything else that may be necessary or useful for the activities listed in item (a) above;

     c) the packaging and wrapping of any of the products belonging to it or to third parties;

     d) the agricultural cultivation and promotion activities in the field of cereals and fruits which are the raw material used by the Company in its industrial activities, as well as in other sectors that require a more dynamic approach in the exploration of the virtues of the Brazilian soil, mainly in the food and health segments;

                                                                            2
                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004


     e) The beneficiation, expurgation and other phytosanitary services, and industrialization of products resulting from the activities listed in item (d) above, either for meeting the purposes of its industry or for trading of its byproducts;

     f) the advertising of products belonging to it and to third parties, and the trading of promotional and advertising materials;

     g) the rendering of technical, market and administrative assistance services and other services directly or indirectly related to the core activities of the Company;

     h)   the importation of anything necessary for its industry and trade;

     i)   the exportation of its products;

     j) the direct or indirect exploration of bars, restaurants, luncheonettes and similar places; and

     k) the sale and/or distribution of its products and the products of its controlled companies, either directly or through third parties, utilization of the means of transport required for distribution of its products, byproducts and accessories, and adoption of any system or instruction that, at the discretion of the Board of Directors, may lead to the envisaged purposes.

     SOLE PARAGRAPH - Additionally to the provisions of the main section of this Clause, the Company may participate in or associate itself with other commercial and civil companies, as partner, shareholder or quotaholder, in Brazil or abroad.

CLAUSE 4 -  The Company is established for an indeterminate period of time.


                                  CHAPTER II
                           SHARE CAPITAL AND SHARES

CLAUSE 5 - The Total Capital is of R$ 3,142,055,047.38 (three billion, one hundred and forty-two million, fifty-five thousand, forty-seven reais and thirty-eight cents), comprised of 37,813,378,604 (thirty-seven billion, eight hundred and thirteen million, three hundred and seventy-eighty thousand and six hundred and four) shares, being 15,692,063,392 (fifteen billion, six hundred and ninety-two million, sixty-three thousand and three hundred and ninety-two) common shares and 22,121,315,212 (twenty-two billion, one hundred and twenty-one million, three hundred and fifteen thousand and two hundred and twelve) preferred shares, with no nominal value.
     PARAGRAPH 1 1 - Each common share shall be entitled to one vote in the resolutions of the General Meeting.

                                                                             3
                         EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004


     PARAGRAPH 2 - The Company shares are in the book-entry form, and shall be held in a deposit account in the name of the respective holders, with a financial institution indicated by the Board of Directors.

     PARAGRAPH 3 - The Company may suspend the services of transfer and splitting of shares and certificates in accordance with the General Meeting's determination, provided that this suspension does not exceed ninety (90) intercalary days during the fiscal year or fifteen (15) consecutive days.

CLAUSE 6 - Preferred shares:

     a) shall not be entitled to voting rights and may not be converted into common shares;

     b) shall have preference in capital reimbursement in the event of liquidation of the Company; and

     c) shall have the right to receive cash dividends 10% higher than those paid to common shares.

CLAUSE 7Clause 7 - Nonvoting preferred shares may represent up to two thirds (2/3) of the total shares issued by the Company.

CLAUSE 8 - The Company is authorized, up to the maximum limit permitted by law, to create and/or issue, as a result of subscription, stock dividends or splitting, new classes of preferred shares, voting or nonvoting, even if entailing more benefits than those previously existing, and establish their respective preferences, advantages, conditions for redemption, amortization or conversion.

     PARAGRAPH 1 - The Company may increase the number of preferred shares of any class, irrespective of whether the proportion with the other classes of preferred shares or common shares is maintained, and further increase the common shares without observing the proportion with preferred shares.

     PARAGRAPH 2 - Nonvoting preferred shares entitled to fixed or minimum dividends, when issued, shall be entitled to exercise such right if the Company fails to pay the fixed or minimum dividends to which it may be entitled during three consecutive fiscal years, which right shall be maintained until payment, if such dividends are non-cumulative, or until the cumulative dividends in arrears have been paid, all in accordance with paragraph 1 of article 111 of Law 6404/76.

CLAUSE 9 - The compensation dealt with in article 35, paragraph 3 of Law 6404/76 may be charged to the shareholders, with due regard for the maximum caps established by the Securities Commission.

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004


CLAUSE 10 - The Company is authorized to increase its share capital up to the limit of forty-five billion (45,000,000,000) shares, irrespective of an amendment to the By-laws, by resolution of the Board of Directors, which shall resolve on the paying-up conditions, the characteristics of the shares to be issued and the issue price, and shall establish whether the increase shall be carried out by public or private subscription.

CLAUSE 11 - The issue of shares, debentures convertible into shares and subscription bonds, the placement of which shall be made (i) by sale on the stock exchange; (ii) by public subscription; or (iii) for share swap, in a public offering for acquisition of control which, under the terms of articles 257 and 263, of Law 6404/76, may be carried out with exclusion of the preemptive right or with reduction in the period which is addressed in article 171, paragraph 4 of Law 6404/76.

CLAUSE 12 - The Board of Directors may, based on a plan approved by the General Meeting, grant call options to management, employees or individuals that render services to the Company or companies under its control.

CLAUSE 13 - Failure by the subscriber to pay the subscribed value, on the conditions set forth in the bulletin or call shall cause it to be considered in default by operation of law, for purposes of articles 106 and 107 of Law 6404/76, subjecting it to the payment of the amount in arrears, adjusted for inflation according to the variation in the General Market Price Index (IGP-M) in the shortest period permitted by law, in addition to interest at twelve percent (12%) per year, pro rata temporis, and a fine corresponding to ten percent (10%) of the amount in arrears, duly updated.


                                  CHAPTER III
                               GENERAL MEETINGS

CLAUSE 14 - The General Meeting has the power to decide on all businesses related to the object of the Company and to take any resolutions it may deem advisable for its protection and development.

CLAUSE 15 - General Meetings shall be convened and presided over by the shareholders then chosen, which may appoint up to two secretaries.

CLAUSE 16 - Any resolutions of the General Meetings, except for the cases contemplated by law, shall be taken by an absolute majority of votes, excluding any blank votes.

CLAUSE 17 - Annual General Meetings shall be held within the first four months after the end of the fiscal year, and shall decide on matters under their authority, as set forth in law.

CLAUSE 18 - Extraordinary General Meetings shall be held whenever the interests of the Company so require, as well as in the events established in law and in these By-laws.

                                                                             5
                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

                                  CHAPTER IV
                           MANAGEMENT OF THE COMPANY

CLAUSE 19 The Company shall be managed by a Board of Directors and an Executive Committee, pursuant to law and these By-laws.

     PARAGRAPH 1 - The General Meeting shall establish the aggregate compensation of Management, which shall be apportioned by the Board of Directors, as provided for in Clause 25 hereof.

     PARAGRAPH 2 - The management and members of the Consulting Committee must take part in the Manual for Disclosure and Information Use and Policies for Trading Securities Issued by the Company, by signing the Declaration of Compliance.

     PARAGRAPH 3 - The investiture of the Company's Managers, elected pursuant to these Bylaws, will be conditioned to the underwrite by those managers of the Term of Acceptance, foreseen in the Rules of Corporate Governance Best Practices - Level 1 of the Sao Paulo Stock Exchange (BOVESPA).

                                   SECTION I
                              BOARD OF DIRECTORS

CLAUSE 20 - The Board of Directors shall be composed of three (3) to fifteen
(15) sitting members, all shareholders, with two (2) to fifteen (15) alternates, bound or not to a specific sitting Board Member, who shall be elected by the General Meeting and be dismissed thereby at any time, with a term of office of three (3) years, reelection being permitted.

     PARAGRAPH 1 - Subject to the main section of this clause, the number of members that will make up the Board of Directors in each management period shall be previously established at each General Meeting whose agenda includes election of the members of the Board of Directors, and this matter shall be forwarded by the Chairman of the Meeting.

     PARAGRAPH 2 - Besides the Audit Committee, whose function is mandatory, the Board of Directors may determine the creation of other committees composed of members of the Board of Directors, defining, in both cases, the respective composition and specific functions; the mentioned committees will be in charge of analyzing and discussing the matters attributed to its competence, as well as of the elaboration of proposals and recommendations for the deliberation of the Board..

     PARAGRAPH 3 - The members of the Board of Directors shall be invested in office upon the signing of the respective instrument, drawn up in the proper book, and shall remain in office until they are replaced by their successors.

     PARAGRAPH 4 - The member of the Board of Directors shall have an indisputable reputation, and cannot be elected, unless waived by the General Meeting, if (i)

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004


     occupies a position in companies that can be considered as a competitor of the Company, or (ii) has or represents a conflicting interest with the Company; the voting rights of the Member of the Board cannot be exercised in case the same preventing are configured.

     PARAGRAPH 5 - It is prohibited, in the form of article 111, paragraph 1 of Law 6404/76 the exercise of the voting rights in the election of the Members of the Board of Directors in circumstances that characterize conflict of interest with the Company.

CLAUSE 21 - The Board of Directors shall have two (2) Co-Chairmen, with identical prerogatives and duties, and 1 (one) Vice-Chairman, who shall be elected by the majority of vote of its members, immediately after the investiture of such members.

CLAUSE 22 - The Board of Directors shall meet, ordinarily, at least once every month and, extraordinarily, whenever necessary, upon call by any of its Co-chairmen or by the majority of its members, through letter, telegram or personally, with at least 24 (twenty-four) hours in advance.

CLAUSE 23 - The Board of Directors shall be convened, operate and pass valid resolutions by the favorable vote of the majority of its members present in the meeting.

     PARAGRAPH 1 - In the event of a tie in the resolutions of the Board of Directors, the Co-chairmen shall not have the casting vote, except their own personal votes.

     PARAGRAPH 2 - The Member of the Board shall not have access to information or take part in meetings of the Board related to matters in which it has conflicting interests with the Company.

CLAUSE 24 - In the case of permanent absence or impediment of any Director, the alternate Director shall fill the vacant office until the next General Meeting, at which time the substitute Director shall be elected to complete the term of office of the absent or impeded Director.

     SOLE PARAGRAPH - In the event of temporary absence or impediment, the members of the Board of Directors shall be replaced by the respective alternates, or in the absence thereof, by another Director appointed for such purpose by the absent Director. In this latter case, the Director that is replacing the absent or impeded Director shall cast the vote of the absent Director in addition to his own vote.

CLAUSE 25 - The Board of Directors shall resolve on the matters listed below:

     a) establish the general policy of the Company's business, approving the guidelines, corporate policies and basic objectives for all the main areas of performance of the Company;

                                                                             7
                        EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

     b)   approve the annual investment budget of the Company;

     c)   approve the five-year strategic plan of the Company;

     d) elect and dismiss the Company's Officers, and set their attributions;

     e) supervise the management of the Executive Committee, review at any time the books and documents of the Company, and request information regarding any acts executed or to be executed by the Company;

     f) attribute, from the aggregate value of the compensation established by the General Meeting, the monthly fees of each of the members of the Company's Management;

     g) define the general criteria on compensation and benefit policy (fringe benefits, participation in profits and/or sales) for the management and senior employees (namely, superintendents or employees in equivalent direction positions) of the Company;

     h)   appoint the Company's independent auditors;

     i) resolve on the issue of shares and warrants, within the limit of the authorized capital of the Company;

     j) provide a previous manifestation on the management's report, the Executive Committee's accounts, the financial statements for the fiscal year, and review the monthly balance sheets;

     k) submit to the General Meeting the form of allocation of the net profits for the year;

     l) call Annual General Meetings and, whenever it may deem advisable, Extraordinary General Meetings;

     m) approve any business or agreements between the Company and/or any of its controlled companies, management and/or shareholders (including any

                                                                             8
                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

          direct or indirect partners of the Company's shareholders), without impairment of item "q" below;

     n) approve the creation, acquisition, assignment, transfer, encumbering and/or disposal by the Company, in any way whatsoever, of shares, quotas and/or any securities issued by any company controlled by the Company;

     o) approve the contracting by the Company of any debt in excess of ten percent (10%) of the Company's shareholders' equity reflected on the latest audited balance sheet; this amount shall be considered per individual transaction or a series of related transactions;

     p) approve the execution, amendment, termination, renewal or cancellation of any contracts, agreements or similar instruments involving trademarks or deposited in the name of the Company or any of its controlled companies;

     q) approve the granting of loans and rendering of guarantees of any kind by the Company for amounts exceeding one percent (1%) of the shareholders' equity of the Company reflected on the latest audited balance sheet, to any third party, except (i) in favor of any employees of the Company and companies controlled thereby, and (ii) in favor of any companies controlled by the Company;

     r) approve the execution by the Company of any long-term agreements (i.e., agreements executed for a term exceeding one year), involving an amount in excess of five percent (5%) of the shareholders' equity of the Company, as shown on the latest audited balance sheet; this amount shall be considered per individual transaction or a series of related transactions;

     s) resolve on the Company's participation in other companies, as well as on any participation in other undertakings, including through a consortium or special partnership;

     t) resolve on the suspension of the Company's activities, except in the cases of stoppage for servicing of its equipment;

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

     u) authorize the acquisition of shares of the Company to be kept in treasury, be canceled or subsequently disposed of, with due regard for applicable law;

     v) resolve on the issuance of trade Promissory Notes for public distribution, pursuant to CVM Ruling No. 134;

     w) resolve on the issuance of unconvertible debentures not bearing collateral, under the terms of article 59 paragraph 1 of Law 6404/76

     x) authorize the disposal of fixed assets, expect for the ones mention in item "n" of this clause, and the constitution of collateral in an amount greater than 1% (one percent) of the shareholders' equity as figures in the latest audited balance sheet. This amount will be considered per single or group of correlated transactions;

     y) perform the other legal duties assigned thereto at the General Meeting or in these By-laws; and

     z) resolve on any cases omitted by these By-laws and perform other attributions not conferred on another body of the Company by the law or these By-laws.

     PARAGRAPH 1 - The decisions of the Board of Directors shall be recorded in minutes, which shall be signed by those present in the meeting.

     PARAGRAPH 2 - Any favorable vote cast by a Company representative in connection with any resolution on the matters listed above, in General Meetings and in other corporate bodies of the companies controlled by the Company, either directly or indirectly, shall be conditional on the approval of the Board of Directors of the Company.

                                  SECTION II
                              EXECUTIVE COMMITTEE

CLAUSE 26 - The Executive Committee shall be composed of two (2) to fifteen
(15) members, who need not be shareholders, one of whom shall be the General Officer and the others Officers without specific title, all elected by the Board of Directors and dismissed thereby at any time, with a term of office of three (3) years, reelection being permitted.

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004


     PARAGRAPH 1 - In the event of absence or impediment of any Officer, the Board of Directors shall elect the new Officer or designate a substitute, establishing in either case the term of office and respective compensation.

     PARAGRAPH 2 - The Executive Committee shall carry out the duties assigned thereto by the law, the By-laws and the Board of Directors for performance of the acts required for the regular operation of the Company.

     PARAGRAPH 3 - The Officers shall be invested in office upon signing of the respective instrument, drawn up in the proper book, and shall remain in office until they are replaced by their successors.

CLAUSE 27 - The Executive Committee shall be presided over by the General Officer and shall meet whenever necessary, upon call of the General Officer, who shall also chair the Meeting.

     PARAGRAPH 1 - The Meeting shall be installed with the presence of Officers representing the majority of the members of the Executive Committee.

     PARAGRAPH 2 - In the Executive Committee meetings, the General Officer shall have the casting vote, in the event of a tie.

CLAUSE 28 - The minutes of the meetings and the resolutions of the Executive Committee shall be recorded in the proper book.

CLAUSE 29 - The General Officer shall specifically:

     a) submit to the approval of the Board of Directors the work plans and annual budgets, investment plans and new expansion programs of the Company, arranging for execution thereof on the approved terms;

     b) prepare the operating strategies and guidelines of the Company, as well as establish the criteria for execution of the resolutions of the General Meeting and the Board of Directors, with the participation of the other Officers;

     c) supervise all activities of the Company, ensuring that the corporate purposes be fulfilled in the most suitable manner;

     d)   coordinate and direct the activities of the Executive Committee;

     e) exercise any other duties conferred thereon by the Board of Directors.

CLAUSE 30 - The other Officers shall, without specific designation, exercise their functions as defined in the Meeting of the Board of Directors, which shall establish specific denominations for their positions. :

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004


CLAUSE 31 - Clause 31 - The Documents involving the Company in any commercial, banking, financial or equity liability, such as agreements in general, check endorsements, promissory notes, bills of exchange, trade bills and any credit instruments, debt acknowledgments, granting of aval guarantees and sureties, credit facility agreements, acts performed by branches, ad negocia and ad judicia powers of attorney, and any other acts creating any liability for the Company or waiving third-party obligations or obligations to the Company, shall be valid upon the signature of two members of the Executive Committee.

     PARAGRAPH 1 - Signing of the documents listed above may be delegated, and may be signed by an attorney-in-fact jointly with a member of the executive Committee, or by two attorneys-in-fact, jointly, provided that the instruments of power of attorney appointing these attorneys-in-fact are signed by two Officers.

     PARAGRAPH 2 - The Company shall be represented, individually, by any of the Officers, without the formalities set out in this Clause, as regards receipt of service of process or judicial notices and rendering of personal deposition.

     PARAGRAPH 3 - The Executive Committee, represented in the form set forth in this clause, is responsible, independent from deliberations of the Board of Directors, for the activities referred to in items "o", "q", "r" and "x" of Cause 25, excluding the exceptions or amounts below the established limits.


                                  SECTION III
                             CONSULTING COMMITTEE

CLAUSE 32 - The Company may have a Consulting Committee composed by 3 (three) to 15 (fifteen) effective members, shareholders or not, without management position, operating with a permanent capacity, all elected by the Board of Directors and dismissed thereby at any time, with a term of office of three
(3) years, reelection being permitted..

     PARAGRAPH 1 - The Board of Directors, upon election of the Members of the Consulting Committee, will fix their compensation and indicate the Chairman of the Consulting Committee.

CLAUSE 33 - The Consulting Committee is a body entitled to advise management in a reserved manner, if and when solicited:

     a) pronounce before the General Meeting and the Board of Directors on the acts and the fulfillment of the statutory legal duties of management;
     b)   pronounce on the management's annual report;

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

     c) pronounce on the proposals of the administrative bodies to be subjected to the General Meeting;
     d) transmit to the Board of Directors information and technical, economic, industrial or commercial data relating to the objectives of the Company, presenting suggestions and recommendations; and
     e) pronounce on the Company's issues or businesses that were submitted to its examination.

     PARAGRAPH 1 - The Members of the Consulting Committee may be called to attend the meetings of the Board of Directors.

     PARAGRAPH 2 - The same obligations and prohibitions imposed by law and by these By-Laws to the management of the Company are applicable to the members of the Consulting Committee.

     PARAGRAPH 3 - In the event of vacancy of position or impediment of any member of the Consulting Committee, the Board of Directors shall elect the new Member or designate a substitute, establishing in either case the term of office.

CLAUSE 34 - The Consulting Committee shall meet at least once every semester or when called by the Board of Directors, by letter or telegram, with at least 24 (twenty-four) hours in advance.

     PARAGRAPH 1 - The meetings of the Consulting Committee shall occur with the presence of the majority of its members, and the deliberations taken by the favorable vote of the majority of its members present in the meeting

     PARAGRAPH 2 - The meetings shall be conducted by the Chairman of the Consulting Committee.



                                   CHAPTER V
                                AUDIT COMMITTEE

CLAUSE 35 - The Company's Audit Committee, which shall be made up of three to five members and a like number of alternates, shall operate in a provisional capacity and shall only be elected and installed by the General Meeting at the request of the shareholders, in accordance with applicable law, for a yearly term.

     PARAGRAPH 1 - The Audit Committee shall only be allowed to operate with the presence of the majority of its members.

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004


     PARAGRAPH 2 - The Audit Committee shall elect its chairman in the first meeting held after its installation.

     PARAGRAPH 3 - The Audit Committee shall have the duties conferred thereon by the By-laws and the law.

     PARAGRAPH 4 - The provision in Paragraphs 2 and 3, Clause 19 of these Bylaws applies to the members of the Audit Committee. .

CLAUSE 36 - The Audit Committee shall cease its operation at the first Annual General Meeting following its installation, and its members may be reelected.

CLAUSE 37 - The compensation of the Audit Committee's members shall be established by the General Meeting that elects them.


                                  CHAPTER VI
                   FINANCIAL YEAR, BALANCE SHEET AND PROFITS

CLAUSE 38 - The financial year shall have the duration of one year, and shall end on the last day of December each year.

CLAUSE 39 - At the end of each financial year, the financial statements established in law shall be drawn up in accordance with the Company's bookkeeping.

     PARAGRAPH 1 - The Board of Directors may determine that balance sheets be drawn up half-yearly or at shorter periods and approve the distribution of dividends based on the profits ascertained in such balance sheet, subject to the provisions of article 204 of Law 6404/76.

     PARAGRAPH 2 - At any time, the Board of Directors may also resolve on the distribution of interim dividends to the account of accrued profits or reserves of existing profits shown on the latest yearly or half-yearly balance sheet.

     PARAGRAPH 3 - The Executive Committee, upon prior consultation with the Board of Directors and the Audit Committee, may determine the amount of interest to be paid or credited to the shareholders, as interest on net equity, according to article 9 of Law 9249/95, as amended by Law 9430/96.

     PARAGRAPH 4 - The interim dividends and interest on net equity shall always be considered as an advance on the minimum mandatory dividends.

                                                                            14
                         EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

CLAUSE 40 - From the profits ascertained in each year, accumulated losses and a provision for income tax shall be deducted prior to any other distribution.

     PARAGRAPH 1 - Over the amount ascertained as provided for in the main section of this Clause, it will be calculated:

     a) the statutory participation of the Company's employees up to the maximum limit of 10% (ten percent), to be distributed according to the parameters to be established by the Board of Directors;

     b) the statutory participation of the management, up to the maximum legal limit.

     PARAGRAPH 2 - Over the amount ascertained as provided for in the main section of this Clause, it might be calculated, in addition, up to the limit of 10% (ten percent), a contribution for the purpose of meeting the charges of the assistance foundation for employees and management of the Company and its controlled companies, with due regard for the rules established by the Board of Directors to this effect.

     PARAGRAPH 3 - The following allocations shall be made from the net profits for the year, obtained after the deductions dealt with in the previous paragraphs:

     a) five percent (5%) shall be allocated to the legal reserve, up to twenty percent (20%) of the paid-up share capital or the limit established in article 193, paragraph 1 of Law 6404/76;

     b) from the net profit balance for the year, obtained after the deduction mentioned in item (a) of this Clause and adjusted pursuant to article 202 of Law 6404/76, twenty-seven point five percent (27.5%) shall be allocated to pay the mandatory dividend to all its shareholders;

     c) an amount not lower than five percent (5%) and not higher than sixty-eight point eight seven five percent (68.875%) of the net profits, shall be allocated to the formation of an Investment Reserve, for the purpose of financing the expansion of the activities of the Company and its controlled companies, including through subscription of capital increase or the creation of new undertakings.

     PARAGRAPH 4 - The reserve set out in item (c) of paragraph 2 may not exceed eighty percent (80%) of the share capital. Upon reaching this limit, the General Meeting shall resolve either to distribute the balance to the shareholders or increase the share capital.

                                  CHAPTER VII
                  LIQUIDATION, WINDING-UP AND EXTINGUISHMENT

                                                                            15
                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

CLAUSE 41 - The Company shall be liquidated, wound up and extinguished in the cases contemplated by law or by resolution of the General Meeting.

     PARAGRAPH 1 - The manner of liquidation shall be determined at a General Meeting, which shall also elect the Audit Committee that will operate in the liquidation period.

     PARAGRAPH 2 - The Board of Directors shall appoint the liquidator, establish its fees and determine the guidelines for its operation.


                                 CHAPTER VIII
                                 MISCELLANEOUS

CLAUSE 42 - The dividends attributed to the shareholders shall be paid within the legal time frames, and monetary adjustment and/or interest shall only be assessed if so determined by the General Meeting.

     SOLE PARAGRAPH - The dividends not received or claimed shall lapse within three years from the date on which they were placed at the disposal of the shareholder, and shall inure to the benefit of the Company.

CLAUSE 43 - The percentage of the minimum mandatory dividend, established in item (b) of paragraph 2 of Clause 40 of these By-laws, may not be reduced during the period of thirty (30) days after July 1, 1999.

CLAUSE 44 - The Company shall comply with the shareholders' agreements registered as provided for in article 118 of Law 6404/76, and the respective management shall refrain from registering transfers of shares in violation of the respective terms and the Chairman of the General Meeting shall refrain from computing votes unfavorable to such agreements.

                                                                            16
                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

                   COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV
               Corporate Tax Payer (CNPJ/MF): 02.808.708/0001-07
                             NIRE: 35.300.157.770
                             Publicly Held Company
                (Free Translation from Original in Portuguese)

MINUTES OF THE ANNUAL AND EXTRAORDINARY SHAREHOLDERS' MEETING OF COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV ("COMPANHIA"), HELD ON APRIL 28, 2004 DRAWN UP AS A SUMMARY:

1. DATE, TIME AND VENUE: On April 28, 2004, at 10:00am Sao Paulo time, in the Company's headquarters, located at Rua Dr. Renato Paes de Barros, # 1,017, 4th floor (part of), suites 41 and 42, Corporate Park Building, Itaim Bibi, City and State of Sao Paulo.

2. CALL FOR MEETING: Notice published in the "Diario Oficial do Estado de Sao Paulo", on April 13, 14 and 15 2004, on pages 12, 16 and 30, respectively, and in the newspaper "Gazeta Mercantil" - National Edition, on April 13, 14 and 15, 2004, on pages A-9, A-30 and A-15, respectively.

3. PARTICIPANTS: Shareholders representing 83.73% of the voting capital stock and shareholders representing 17.68% of the preferred shares of the Company, as evidenced by the signatures at the "Shareholders' Attendance Book". Also present at this meeting, Company's Board of Directors Co-Chairman Mr. Victorio Carlos De Marchi; independent auditors PricewaterhouseCoopers Auditores Independentes representative, Mr. Paulo Cesar Estevao Netto (CRC 1RJ026365/O-8"T"SP), and the Fiscal Committee member Mr. Jose Fiorita, under the law.

4. MEETING BOARD: Chairman, Mr. Victorio Carlos De Marchi and Secretaries, Mr. Paulo Cezar Aragao and Mrs. Luciana Lima da Silva.

5. DECISIONS: Shareholder representing more than 2/3 of Company's voting capital that attended the Meeting, except for the ones legally impeded from voting, abstentions and opposed votes registered for each case, decided as follows:

     5.1. To authorize drawing up the Minutes related to this Annual and Special Shareholders' Meeting in summary form, as well as its publication with the omission of the signatures of the shareholders in attendance, in the terms of article 130 and its sections, of Law # 6404/76;

     5.2. AT THE ANNUAL SHAREHOLDERS' MEETING:

     (i) To approve, after examine and discuss, annual report and Manager's account, and financial statements referring to the fiscal year ended December 31 2003, with the

                                                                            17
                         EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

     Fiscal Committee and Independent auditors opinion, fully published within the legal time in the "Diario Oficial do Estado de Sao Paulo", on March 4, 2004, and in the newspaper "Gazeta Mercantil" - National Edition and "Valor Economico" - National Edition, on March 3, 2004, and, summary, in the newspaper: "O Estado de S. Paulo", "Folha de Sao Paulo", "Jornal do Brasil" and "O Globo", on March 3, 2004, against the votes from shareholder Andre Pedrosa de Carli, together Maria Angelica Pedrosa de Carli as the usufructuary from the previous;

     (ii) To define the allocation of net income consistent on the approved financial statements, allocating the amount of R$ 70,578,464.14 (seventy million, five hundred and seventy eight thousand, four hundred and sixty four reais and fourteen cents) for Legal Reserve, and R$ 342,667,153.55 (three hundred and forty two million, six hundred and sixty seven thousand, one hundred and fifty three reais and fifty five cents) for Investment Reserve foreseen in the Company's By-laws, also to confirm the result allocation by the Board of Directors, as an anticipation of the minimum mandatory dividend: (a) in meeting held on September 2, 2003, to discuss earnings results of period ended July 31, 2003, equivalent to: (a.1) R$ 5.5294 per 1,000 common shares and R$
     6.0824 per 1,000 preferred shares, as interest on own capital, resulting in a net distribution of R$ 4.7000 per 1,000 common shares and R$ 5.1700 per 1,000 preferred shares in terms of current legislation; and (a.2) R$
     12.3000 per 1,000 common shares and R$ 13.5300 per 1,000 preferred shares, as complementary dividends, without withholding income tax; and, also, (b) in meeting held on February 27, 2004, to discuss earnings results of period ended December 31, 2003, equivalent to: (b.1) R$ 5.6235 per 1,000 common shares and R$ 6.1859 per 1,000 preferred shares, as interest on own capital, resulting in a net distribution of R$ 4.7800 per 1,000 common shares and R$ 5.2580 per 1,000 preferred shares in terms of current legislation; and (b.2) R$ 1.3600 per 1,000 common shares and R$
     1.4960 per 1,000 preferred shares, as complementary dividends, without withholding income tax, being certain that the amount paid in the abovementioned terms corresponds to 69.43% of 2003 fiscal year net income, adjusted in the terms of article 202, of Law # 6404/76;

     (iii) To establish the Company's management global monthly compensation for the fiscal year 2004 by the same amount of the compensation paid to Company's management in the fiscal year 2003, inflation-adjusted using IGP-M (General Market Price Index), released by Fundacao Getulio Vargas, intiteled to the Board of Directors the distribution, in terms of Article 25, paragraph "f", of the Company's By-laws, with abstention of shareholders Caixa de Previdencia dos Funcionarios do Banco do Brasil - PREVI and Fundacao Banco Central de Previdencia Privada - CENTRUS;

     (iv) To define the allocation of the Company's Fiscal Committee, as applied by present shareholder, for the fiscal year 2004 and to appoint as Fiscal Committe members, with term of Office until the Annual Shareholders' Meeting that will

                                                                            18
                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004


     deliberate on the Financial statements of the fiscal year ended December 31, 2004, Mrs.:

          (1) ANTONIO LUIZ BENEVIDES XAVIER, Brazilian citizen, married, economist, ID("RG") # 04819908-7, inscribed under personal tax payer ("CPF") # 734.083.797-34, living in the city and state of Rio de Janeiro; and its respective alternate member, LUIZ DE SANTA RITTA MATTA, Brazilian citizen, married, economist, ID ("RG") # 7762, inscribed under personal tax payer ("CPF") # 011.961.207-06, living in the city and state of Rio de Janeiro; both being indicated and elected, in a separate election, by shareholders of preferred shares representing 14.57% of total capital;

          (2) EVERARDO DE ALMEIDA MACIEL, Brazilian citizen, married, geologist, ID~("RG") # 620459, inscribed under personal tax payer ("CPF") # 018711614-87, living at SQS 316, Bl F, ap. 201,
          Brasilia/DF; and his respective alternate member, RICARDO SCALZO, Brazilian citizen, married, auditor, ID ("RG") # 2.533.933, inscribed under personal tax payer ("CPF") # 370.933.557-49, living in the city and state of Sao Paulo;

          (3) JOSE FIORITA, Brazilian citizen, accountant, ID ("RG") # 1.450.638, inscribed under personal tax payer ("CPF") # 001.041.598-04, living in the city and state of Sao Paulo; and his respective alternate member, JOSe BOTAFOGO GONcALVES, married, diplomat, ID ("RG") # 3360, inscribed under personal tax payer ("CPF") # 024.376.781-15, living at Rua Gomes Carneiro, n.o 66, apto. 601, Ipanema, Cidade e Estado do Rio de Janeiro; being the respective members and their alternate members referred to in sub-items (2) and (3) above indicated by shareholders of common shares representing more than 2/3 (two thirds) of the voting capital of the Company;

     (v) To determine the amount of monthly remuneration of the effective members of the Company's Fiscal Council, in compliance with provisions foreseen in article 162, paragraph 3 of Law #6,404/46;

     The items (iv) and (v) were approved with the abstaining of shareholders Capital Guardian Emerging Markets Equity Master Fund, Emerging Markets Growth Fund Inc., Capital International Emerging Markets Fund, Philips Eletronics N. A. Corporation Master Ret Trust, Capital Guardian Emerging Markets Equity Fund For Tax Exempt Trust, The Master Trust Bank of Japan Ltd, MLC Limited, SSGA Emerging Markets Fund.

     5.3.   IN EXTRAORDINARY SHAREHOLDERS' MEETING:

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

     (i) To approve the cancellation of 779,682,363 (seven hundred and seventy-nine million, six hundred and eighty-two thousand, three hundred and sixty-three) shares issued by the Company held in treasury, being 43,814,999 (forty-three million, eight hundred and fourteen thousand, nine hundred and ninety-nine) common shares and 735,867,364 (seven hundred and thirty-five million, eight hundred and sixty-seven thousand, three hundred and sixty-four) preferred shares, without reducing its total capital;

     (ii) To register the increase of the Company's total capital by R$ 17,996,373.84 (seventeen million, nine hundred and ninety-six thousand, three hundred and seventy-three reais and eighty-four cents), increasing the referred capital from R$ 3,124,058,673.54 (three billion, one hundred and twenty-four million, fifty-eight thousand, six hundred and seventy-three reais and fifty-four cents) to 3,142,055,047.38 (three billion, one hundred and forty-two million, fifty-five thousand, forty-seven reais and thirty-eight cents), through the issue of 55,727,205 (fifty-five million, seven hundred and twenty-seven thousand, two hundred and five) preferred shares, with no nominal value, for private subscription, exclusively to face the provision of the Share Options Plan for the Company's executives and employees approved in the Extraordinary Shareholders' Meeting held on September 14, 2000, as provided in article 168, paragraph 3 of Law # 6,404/76, noting that the shares subscribed as foreseen in this item represent 0.1446% of the Company's total capital;

     (iii) Considering the above deliberations, to amend the caput, of article 5, of the Company's by-laws, which will having the following wording, keeping unchanged its respective paragraphs:
          "Article 5 - The Total Capital is of R$ 3,142,055,047.38 (three billion, one hundred and forty-two million, fifty-five thousand, forty-seven reais and thirty-eight cents), comprised of 37,813,378,604 (thirty-seven billion, eight hundred and thirteen million, three hundred and seventy-eighty thousand and six hundred and four) shares, being 15,692,063,392 (fifteen billion, six hundred and ninety-two million, sixty-three thousand and three hundred and ninety-two) common shares and 22,121,315,212 (twenty-two billion, one hundred and twenty-one million, three hundred and fifteen thousand and two hundred and twelve) preferred shares, with no nominal value."

     (iv) To approve the consolidation of the Company's by-laws, due to the amendment deliberated above and to the amendments promoted by the Extraordinary Shareholders' Meeting held on February 19, 2004, the new by-laws being effective with wording presented in the Exhibit I to this minutes;

     All the items of the agenda of the extraordinary shareholders' meeting were approved against the votes of shareholder Andre Pedrosa de Carli, together with shareholder Maria Angelica Pedrosa de Carli as the usufruct beneficiary of the previous. The

                                                                            20
                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004


     shareholders Caixa de Previdencia dos Funcionarios do Banco do Brasil - PREVI and Fundacao Banco Central de Previdencia Privada - CENTRUS have abstained to vote in items (ii), (iii) and (iv) of the agenda; the shareholders Capital Guardian Emerging Markets Equity Master Fund, Emerging Markets Growth Fund Inc., Capital International Emerging Markets Fund, Philips Eletronics N. A. Corporation Master Ret Trust, Capital Guardian Emerging Markets Equity Fund For Tax Exempt Trust, The Master Trust Bank of Japan Ltd, MLC Limited, SSGA Emerging Markets Fund voted against items (ii) and (iii) of the agenda; the shareholders SSGA Emerging Markets Fund, Philips Eletronics N. A. Corporation Master Ret Trust and The Master Trust Bank of Japan Ltd voted against item (iv) of the agenda.


6. APPROVAL AND CLOSING: As there were no other issues to be discussed in the agenda, the present sole minutes were drawn up, then read and approved, and signed by the members of the board and by the shareholders representing the necessary majority for the deliberations of these meetings.




SIGNATURES OF THE SHAREHOLDERS: EMPRESA DE ADMINISTRAcAO E PARTICIPAcOES S/A - ECAP AND BRACO S/A, represented by Paulo Cezar Castelo Branco Chaves de Aragao; FUNDAcaO ANTONIO E HELENA ZERRENNER INSTITUIcAO NACIONAL DE BENEFICENCIA, represented by Jose Heitor Attilio Gracioso and Roberto Herbster Gusmao; INSTITUTO AMBEV DE PREVIDENCIA PRIVADA, represented by Luciana Lima da Silva; THE BANK OF NEW YORK, represented by Adelmo Ferreira Lima Filho; CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO DO BRASIL-PREVI, represented by Marcos Paulo Felix da Silva; FUNDAcaO BANCO CENTRAL DE PREVIDeNCIA PRIVADA-CENTRUS, represented by Adriana da Silva Rios dos Reis; FUNDO BRADESCO TEMPLETON - DE VALOR E LIQUIDEZ - FUNDO DE INVESTIMENTO EM AcoES, represented by Pedro Hermes da Fonseca Rudge; JOSE HEITOR ATTiLIO GRACIOSO; Jose de Maio Pereira da Silva; Roberto Herbster Gusmao; JOSE FIORITA; VICTORIO CARLOS DE MARCHI; PAULO CEZAR CASTELO BRANCO CHAVES DE ARAGAO; CLASSE A FUNDO DE INVESTIMENTOS EM AcoES, DYNAMO COUGAR FUNDO MUTUO DE INVESTIMENTOS EM AcoES - CL, DYNAMO PUMA FUNDO DE INVESTIMENTOS EM AcoES - CL e Lumina Fundo de Investimentos em Acoes, represented by Pedro Henrique Nogueira Damasceno; CAPITAL GUARDIAN EMERGING MARKETS EQUITY MASTER FUND, EMERGING MARKETS GROWTH FUND INC, CAPITAL INTERNATIONAL EMERGING MARKETS FUND, PHILIPS ELETRONICS N.
A. CORPORATION MASTER RET TRUST, CAPITAL GUARDIAN EMERGING MARKETS EQUITY FUND FOR TAX EXEMPT TRUST, THE MASTER TRUST BANK OF JAPAN LTD, MLC LIMITED E SSGA EMERGING MARKETS FUND, represented by Daniel Alves Ferreira

                         EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004



                          Sao Paulo, April 28, 2004.



                           Victorio Carlos De Marchi
                                  Co-Chairman



                             Luciana Lima da Silva
                                   Secretary







===============================================================================
                                                                            22

                          EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

                  COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV
              Corporate Tax Payer (CNPJ/MF): 02.808.708/-0001-07
                             NIRE: 35.300.157.770
                             Publicly Held Company
                (Free Translation from Original in Portuguese)


MINUTES OF THE EXTRAORDINARY SHAREHOLDERS' MEETING OF COMPANHIA DE BEBIDAS DAS AMeRICAS - AMBEV (THE "COMPANY"), HELD ON MAY 18, 2004, DRAWN UP AS A SUMMARY:

1. DATE, TIME AND VENUE: On May 18, 2004, at 10:00 a.m., Brazilian time, at the Company's headquarters, located in the City and State of Sao Paulo, at Rua Dr. Renato Paes de Barros, 1.017, 4o andar (parte), salas 41e 42, Itaim Bibi.

2. CALL NOTICE: The Call Notice was published in "Diario Oficial do Estado de Sao Paulo" (Official Press), on April 15, 16 and 17, on pages 41, 14 and 17, respectively, and in "Gazeta Mercantil" - National Edition, on April 15, 16 and 19, on pages A-15, A-6 and A-13, respectively.

3. ATTENDANCE: Shareholders representing more than 86% of the Company's voting capital and shareholders representing more than 18% of the Company's preferred shares, as evidenced by signatures in the "Shareholders' Attendance Book". The Co-Chairman of the Board of Directors, Mr. Victorio Carlos De Marchi, and the Member of the Audit Committee, Mr. Jose Fiorita, according to provisions stated in the Law, also attended the meeting.

4. BOARD OF THE MEETING: Chairman, Mr. Victorio Carlos De Marchi, and Secretary, Mr. Paulo Cezar Aragao.

5. DELIBERATIONS: The following decisions were taken by shareholders representing the majority of the Company's voting capital present to the meeting:

5.1. To authorize that the minutes regarding this Extraordinary Shareholders' Meeting are drawn up as a summary, as well as, its publication without the signatures of attending shareholders, in accordance with provisions of Article 130 of Law 6,404/76.

5.2. To approve the Protocol and Justification (the "Protocol and Justification") of the Incorporation, by the Company, of Labatt Brewing Canada Holding Ltd, company constituted under the laws of Bahamas, with headquarters located at Fort Nassau Centre, Marlborough Street, P.O. Box N-4875, Nassau (the "Labatt Holding"). Such incorporation already received a favorable opinion from the Company's Audit Committee on April 13, 2004 by the majority of the votes, being such opinion attached to these minutes as Annex I, emphasizing that, according to CVM (SEC) instructions, referring to the presentation of the opinions including the shareholders' equity valuation of both companies, Ambev and Labatt Holding, at market prices, the approval of the Protocol and Justification, regarding the issue mentioned in item I of
Article 244 of above-mentioned law, is made by

                         EXHIBIT 1 TO THE MINUTES OF
              THE GENERAL AND EXTRAORDINARY SHAREHOLDERS' MEETING
                            HELD ON APRIL 28, 2004

referendum of the second Extraordinary Shareholders' Meeting of the Company, which will definitely deliberate about the incorporation pursuant to the Third Paragraph of Article 277 of such Law, effecting the Company's capital increase that will be subscribed by Labatt Holding's administrators, upon the transferal of this company's equity, by the votes of common shares holders attending the meeting, excluding the votes of the following shareholders Caixa de Previdencia dos Funcionarios do Banco do Brasil - PREVI, Capital Guardian Emerging Markets Equity Master Fund, Emerging Markets Growth Fund Inc., Capital International Emerging Markets Fund, Philips Eletronics N. A. Corporation Master Ret Trust, Capital Guardian Emerging Markets Equity Fund for Tax Exempt Trust, MLC Limited e SSGA Emerging Markets Fund and with the abstention from voting by the following shareholders Fundacao Banco Central de Previdencia Privada - CENTRUS and Classe A Fundo de Investimentos em Acoes, Dynamo Cougar Fundo Mutuo de Investimentos em Acoes - CL, Dynamo Puma Fundo de Investimentos em Acoes - CL and Lumina Fundo de Investimentos em Acoes.

5.3. To authorize the Company's management to hire the company that will proceed the valuation of the Company's and Labatt Holding's shares net worth at market prices, according to the same criteria and on the same date, pursuant to the dispositions of Article 264 of Law 6,404/76, for purposes of comparing such values with the substitution ratio adopted in the Protocol and Justification, establishing that this information, as soon as available, will be announced to shareholders, without affecting the final deliberation about the issue mentioned in Article 224, item I, of the same Law, which is the object of the Protocol in the second shareholders' meeting to be held, by the votes of common share holders attending the meeting, excluding the votes of the following shareholders: Caixa de Previdencia dos Funcionarios do Banco do Brasil - PREVI, Capital Guardian Emerging Markets Equity Master Fund, Emerging Markets Growth Fund Inc., Capital International Emerging Markets Fund, Philips Eletronics N. A. Corporation Master Ret Trust, Capital Guardian Emerging Markets Equity Fund for Tax Exempt Trust, MLC Limited and SSGA Emerging Markets Fund and the abstention from voting by the following shareholders Fundacao Banco Central de Previdencia Privada - CENTRUS and Classe A Fundo de Investimentos em Acoes, Dynamo Cougar Fundo Mutuo de Investimentos em Acoes - CL, Dynamo Puma Fundo de Investimentos em Acoes - CL and Lumina Fundo de Investimentos em Acoes.

5.4. To ratify the hiring of the expert company APSIS Consultoria Empresarial S/C Ltda, with headquarters located in the city and state of Rio de Janeiro, at Rua Sao Jose, 90, sala 1.802 B, Centro, CEP 20010-020, Corporate Taxpayers' Identification (CNPJ/MF) 27.281.922/0001-70, previously made by the Company's management, to proceed the valuation, at book value, of Labatt Holding shareholders' equity, to be transferred to the Company, and then, to prepare the respective valuation report, which should be definitely approved in the Company's Annual Shareholders' Meeting called pursuant to the dispositions of the Third Paragraph of Article 227 of Law 6,404/76, in order to finally deliberate about the incorporation, by the votes of common share holders attending the meeting, excluding the votes of the following shareholders Caixa de Previdencia dos Funcionarios do Banco do Brasil - PREVI, Capital Guardian Emerging Markets Equity Master Fund, Emerging Markets Growth Fund Inc., Capital International Emerging Markets Fund, Philips Eletronics N. A. Corporation Master Ret Trust, Capital Guardian Emerging

Markets Equity Fund for Tax Exempt Trust, MLC Limited and SSGA Emerging Markets Fund and with the abstention from voting by the following shareholders Fundacao Banco Central de Previdencia Privada - CENTRUS and Classe A Fundo de Investimentos em Acoes, Dynamo Cougar Fundo Mutuo de Investimentos em Acoes - CL, Dynamo Puma Fundo de Investimentos em Acoes - CL and Lumina Fundo de Investimentos em Acoes.

5.5. To change the Third Paragraph of Article 40 of the Company's Bylaws, that relates to the allocation of the net income obtained in the period, in order to increase from 27.5% (twenty-seven point five per cent) to 35% (thirty-five per cent) of the adjusted net income the minimum mandatory dividend to be paid to shareholders in each period, with the abstention from voting by the shareholder Caixa de Previdencia dos Funcionarios do Banco do Brasil - PREVI:


     "THIRD PARAGRAPH - The allocation of the net income in the period, obtained after deductions mentioned in above paragraphs, will be as follows:

          a) 5% (five per cent) for statutory reserve, up to a limit of 20% (twenty per cent) of paid-in capital stock or up to the limit mentioned in the First Paragraph of Article 193, of Law 6,404/76;

          b) from the net income in the period, obtained after the deduction stated in item "a" of this Article and adjusted according to the dispositions of Article 202 of Law 6,404/76, 35% (thirty-five per cent) will be allocated for the payment of the mandatory dividend to all its shareholders;

          c) an amount corresponding to not less than 5% (five per cent) and not more than 61.75% (sixty-one point seventy-five percent) of the net income will be allocated for the constitution of the Investment Reserve, aiming to finance the expansion of activities performed by the Company and its subsidiaries, through the subscription of capital increases or creation of new projects."

5.6. To authorize the Company's management to perform all necessary actions to implement the deliberations taken in this meeting.

6. APPROVAL AND CLOSING: Having no further business to discuss, these minutes were drawn up, read, approved and signed by the members of the Board and by attending shareholders.

7. SHAREHOLDERS' SIGNATURES: EMPRESA DE ADMINISTRACAO E PARTICIPACOES S/A - ECAP, represented by Paulo Cezar Aragao; FUNDACAO ANTONIO E HELENA ZERRENNER INSTITUICAO NACIONAL DE BENEFICENCIA, represented by JosE Heitor Attilio Gracioso and Roberto Herbster Gusmao; BRACO S.A., represented by Aloysio Meirelles de Miranda Filho; INSTITUTO AMBEV DE PREVIDENCIA PRIVADA, represented by Luciana Lima da Silva; THE BANK OF NEW YORK, represented by Maria Aparecida Simionato; CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO DO BRASIL, represented by Marcos Paulo Felix da Silva;

FUNDAcaO BANCO CENTRAL DE PREVIDeNCIA PRIVADA-CENTRUS, represented by Suzana Ferreira Lopes de Oliveira; OTTO GEORGES GUILLAUME PRUFER AND IRMGARD ELISABETH, represented by Philippe Prufer; VICTORIO CARLOS DE MARCHI; PHILIPPE PRUFER; JOSE HEITOR ATTILIO GRACIOSO; JOSe DE MAIO PEREIRA DA SILVA; JOHN RICHARD LEWIS THOMPSON; DINIZ FERREIRA BAPTISTA; IRAMAIA AGROPECUARIA LTDA; JOSE ANTONIO MOURAO; GILBERTO ROMANATO; CLoVIS EDUARDO A.A. MACEDO AND TOBIAS CEPELOWICZ, represented by Samuel Mac Dowel de Figueiredo; Banco Itau - BBA S/A, represented by Camilla Gomes Nogueira Cortez; Ary Waddington; Ricardo Cholbi Tepedino; Daniella Maria Neves Reali Fragoso; Maria Cecilia S. Sampaio Geyer, represented by Walter Lobo Guimaraes; Hans Heinrich Kunning, represented by Ary Waddington; Paulo Cezar Aragao; Jose Fiorita; Monique Mesquita Mavignier de Lima; Concordia Valor Fundo de Investimento em Acoes, represented by Andres Taihei Fuentes Kikuchi; Brazilian Securities (Netherlands) B.V., represented by Alexandre Salfatis; Roberto Hebster Gusmao; Silvio Jose Morais; Classe A Fundo de Investimentos em Acoes; Dynamo Cougar Fundo Mutuo de Investimentos em Acoes - CL; Dynamo Puma Fundo de Investimentos em Acoes - CL AND LUMINA FUNDO DE INVESTIMENTOS EM AcoES, represented by Fabricio Fortuna Avino; CAPITAL GUARDIAN EMERGING MARKETS EQUITY MASTER FUND; EMERGING MARKETS GROWTH FUND INC.; CAPITAL INTERNATIONAL EMERGING MARKETS FUND; PHILIPS ELETRONICS N. A. CORPORATION MASTER RET TRUST; CAPITAL GUARDIAN EMERGING MARKETS EQUITY FUND FOR TAX EXEMPT TRUST; MLC LIMITED AND SSGA EMERGING MARKETS FUND, represented by Ricardo Jose Martins Gimenez; S-BRACO PARTICIPACOES S.A., represented by Aloysio Meirelles de Miranda Filho.





                            Sao Paulo, May 18, 2004




                           Victorio Carlos De Marchi
                                   Chairman



                              Paulo Cezar Aragao
                                   Secretary